Exhibit 99.1

FOR IMMEDIATE RELEASE

This Press Release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein are subject to certain factors that could cause actual results to differ materially from those reflected in the forward looking statements. Such factors include, but are not limited to, those discussed in the Company’s Report on Form 10-K for the year ended December 31, 2003, filed with the U.S. Securities and Exchange Commission.

For more information:

Edmond Tseng, Chairman

OSE USA, Inc.

2223 Old Oakland Road, San Jose CA 95131-1402, Tel. (408) 383-0818

San Jose, CA, August 19, 2004 – OSE- USA, Inc. (OTC-BB: OSEE), announced today the resignation of Steve Lerner as its President effective August 18. Prior to joining OSE-USA in April of 2004, Mr. Lerner was founder and chief executive officer of Gigasys Corporation of Carlisle, Massachusetts; he is a recognized authority in microelectronics packaging and test foundry services with significant international experience in both S.E. Asia and Europe. Mr. Lerner resigned to pursue other personal interests.

Until Mr. Lerner’s replacement is selected and confirmed, Chairman of the Board of Directors Edmond Tseng will act as President of the Company.

Founded in 1992, OSE USA has been the nation’s leading onshore advanced technology IC packaging foundry. In May 1999, Orient Semiconductor Electronics, Ltd., one of Taiwan’s top IC assembly and packaging services companies, acquired a controlling interest, boosting its US expansion efforts. The Company discontinued manufacturing operations in 2003 in order to concentrate on the distribution segment of the market.

For more information about OSE USA and affiliated companies, visit www.ose.com.tw.